EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of ARC Wireless Solutions, Inc. of our report dated February 18, 2005, accompanying the 10-K of ARC Wireless Solutions, Inc., also incorporated by reference in such Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
April 26, 2005